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NationsBank Corporation
NationsBank Corporate Center
Charlotte, NC 28255



NATIONSBANK                                                   NEWS RELEASE


FOR IMMEDIATE RELEASE

DEC. 10, 1996 -- NationsBank Corporation announced an agreement today for the underwritten public offering of $365 million in capital securities.

The issue is part of a shelf registration for preferred securities declared effective by the Securities and Exchange Commission.

The annul distribution rate of 7.83 percent will be paid semi-annually on June 15 and Dec. 15 of each year. The offering will be sold through underwriters led by NationsBanc Capital Markets, Inc., Merrill Lynch & Co. and Morgan Stanley & Co. Inc. Closing is scheduled for Dec. 17.

Proceeds from the transaction will be used in conjunction with the pending merger with Boatmen's Bancshares Inc., a transaction announced Aug. 30.

NationsBank Corporation is the fifth-largest U.S. banking company, with $188 billion in assets at Sept. 30, 1996, and full-service banking centers in nine states and the District of Columbia.

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Media contact:   Martha Larsh (704) 388-4379




(USA Official Sponsor 1994/1996 logo)